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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our Firm under the caption "Experts" and to the use of our report dated February 10, 1995, in the Registration Statement (Form-S-1) and related Prospectus of Reliability Incorporated for the registration of 2,300,000 shares of its Common Stock. We also consent to the addition of Financial Statement Schedule II to the financial statements covered by our report.

  Our audits also included Financial Statement Schedule II of Reliability Incorporated. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                          Ernst & Young LLP

Houston, Texas
October 24, 1995